Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103-3984
USA

Tel: +1 215 246-2300
Fax: +1 215 569-2441
www.deloitte.com

April 1, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of CPG International Inc.’s Form 8-K dated April 1, 2010, and have the following comments:

1. We agree with the statements made in the second sentence of the first paragraph, the entire second paragraph and the first and second sentences of the third paragraph of section (a).

2. We have no basis on which to agree or disagree with the statements made in the first sentence of the first paragraph and the third sentence of the third paragraph of section (a) as well as the entire paragraph under section (b).

Yours truly,

/s/ Deloitte & Touche LLP

                                                                                                                                                      Member of

                                                                                                                                                      Deloitte Touche Tohmatsu